EXHIBIT 99.1


                            SECUTITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                        FORM 11-K
                                      ANNUAL REPORT
                             Pursuant to Section 15(d) of the
                              Securities Exchange Act of 1934


(Mark One):

     [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the fiscal year ended December 31, 1999

                                   OR

     [_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ________ to _____________.


Commission file number 1-8729

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                              UNISYS SAVINGS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                               UNISYS CORPORATION
                                   Unisys Way
                          Blue Bell, Pennsylvania 19424

                                     REQUIRED INFORMATION

                      Financial Statements and Supplemental Schedule

                                   Unisys Savings Plan

                            Years ended December 31, 1999 and 1998
                              with Report of Independent Auditors



                                        CONTENTS


Report of Independent Auditors                                        1

Audited Financial Statements:

Statements of Assets Available for Benefits                            3
Statements of Changes in Assets Available for Benefits                 4
Notes to Financial Statements                                          5


Supplemental Schedule:

Schedule of Assets Held for Investment Purposes at End of Year        12

Exhibit:

Consent of Independent Auditors

                               SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    UNISYS SAVINGS PLAN

                                                    UNISYS CORPORATION


Date:   June 26, 2000                        By:  /s/ Janet Brutschea Haugen
                                                  --------------------------
                                                  Janet Brutschea Haugen
                                                  Vice President, Acting Chief
                                                  Financial Officer and
                                                  Controller

                       Report of Independent Auditors

Unisys Corporation
Employee Benefits Administrative Committee

We have audited the accompanying statements of assets available for benefits of the Unisys Savings Plan (the "Plan") as of December 31, 1999 and 1998, and the related statements of changes in assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes at end of year as of December 31, 1999, is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

Ernst & Young LLP
Philadelphia, Pennsylvania
May 17, 2000

                              Unisys Savings Plan

                   Statements of Assets Available for Benefits





                                                       December 31

                                                   1999           1998
                                              --------------------------------
                                                       (In Thousands)


Investments at fair value:

Fidelity Mutual Funds                             $2,023,196      $1,752,239
Unisys Common Stock Funds                            497,535         446,204
Unisys Interest Income Fund                          404,086         414,074
Fidelity Money Market Funds                          171,390         151,512
Unisys Global Performance Equity Fund                                 51,221
Fidelity U.S. Equity Index Commingled Pool
Fund                                                  36,764          30,098
Participants' Loans                                   21,675          22,894
Frozen Investment Contracts                            2,234           3,088
                                              --------------------------------
Assets available for benefits                     $3,156,880      $2,871,330

See notes to financial statements.

                               Unisys Savings Plan

                Statements of Changes in Assets Available for Benefits


                                                 Year ended December 31
                                                   1999          1998
                                            ---------------------------------
                                                      (In Thousands)


Additions:
  Investment income:
    Interest and dividends                      $  193,709        $  198,006
    Net appreciation in fair value of
    Investments                                    185,090           456,718

Contributions:
  Employer                                           8,630             9,666
  Employee                                          82,492            74,057
                                            ---------------------------------
   Total additions                                 469,921           738,447
                                            ---------------------------------

Deductions:
  Benefit payments                                 184,084           183,940
  Administrative and other expenses                    287               380
                                            ---------------------------------
   Total deductions                                184,371           184,320
                                            ---------------------------------

Net increase                                       285,550           554,127

Assets available for benefits:
  Beginning of year                              2,871,330         2,317,203
                                            ---------------------------------
End of year                                     $3,156,880        $2,871,330
                                            =================================

See notes to financial statements.

                                 Unisys Savings Plan
                             Notes to Financial Statements
                                  December 31, 1999

1. PLAN DESCRIPTION

The Unisys Savings Plan (the "Plan") is a defined contribution plan that covers nonbargaining employees paid from a United States payroll of Unisys Corporation (the "Company") and bargaining unit employees whose collective bargaining agreement provides for participation in the Plan. The Employee Benefits Administrative Committee is the Plan administrator. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Participants should refer to the Plan document, summary plan description and their respective bargaining unit agreement, if applicable, for complete information.

CONTRIBUTIONS

Each year, participants may contribute up to 20% or 12% of their pretax compensation, as defined in the Plan, depending on their classification as a non-highly compensated or highly compensated employee, respectively. The Plan allows the Company to make discretionary matching contributions, as determined annually by the Company's Board of Director's. The matching contribution is made in Company common stock and was 25% of the first 4% of pretax compensation contributed by the participant. This formula will change to 50% of the first 4% beginning January 1, 2000. The Plan also allows for rollover contributions from other qualified defined contribution plans.

A participant who had Tax Deductible Contributions Accounts (L.E.R.A.) or After-Tax Contributions Accounts retains those accounts under the Plan. No additional L.E.R.A. or After Tax Contributions are allowed.

Under the Global Performance Equity Program (G-PEP) shares of Unisys Common Stock were awarded by the Company to participating employees based on the attainment of corporate and/or business unit performance goals. G-PEP awards are maintained in a separate account on behalf of each participant and are subject to special withdrawal and transfer rules. The G-PEP award in 1998 for the calendar year 1997 was the final award made by the Company. Through 1998, Unisys shares in G-PEP accounts were held in the Unisys Global Performance Equity Fund. During 1999, the Company allowed participants to invest all or part of their account balances in any of the other available funds. Unisys shares remaining in G-PEP accounts were transferred to the Unisys Common Stock Fund.

INVESTMENT OPTIONS

Participants may elect to have their current contributions and existing account balances invested in any one or more of the investment options offered and managed by Fidelity Management & Research Company and Fidelity Management Trust Company (Fidelity). Information regarding the investment options is available in the Plan Prospectus, the quarterly participant statements and in each investment fund's prospectus made available by Fidelity.

PARTICIPANT ACCOUNTS

Participant accounts are credited with requested pre-tax, after-tax, rollover, L.E.R.A., G PEP, and Company matching contributions and an allocation of investment income (losses), and they are charged with an allocation of administrative expenses based on account balances. The benefit to which a participant is entitled is equal to the vested portion of their account.

VESTING AND FORFEITURES

Plan participants are immediately vested in their pre-tax, after tax, L.E.R.A., G-PEP and rollover contributions and earnings thereon. Plan participants acquire a nonforfeitable right to any Company matching contributions and earnings thereon upon completion of five years of service, attainment of age 65 or death prior to termination of employment. The amount of Company matching contributions and earnings thereon that is not vested at the time of distribution will be forfeited and shall be used to reinstate prior forfeitures of accounts of participants who are re-employed in accordance with the terms of the Plan, to reduce current Company matching contributions, if any, or to pay Plan expenses.

Effective January 1, 2000 the Plan was amended to immediately vest all past and future Company matching contributions.

DISTRIBUTIONS/WITHDRAWALS

On termination of service, a participant may receive a lump-sum amount equal to the vested value of his or her account, or upon death, disability or retirement, elect to receive payments in the form of an annuity or annual installments over a maximum of twenty years. Plan participants also may receive in-service withdrawals in certain circumstances as defined in the Plan. Loans are also available to Plan participants in accordance with Plan rules and procedures.

PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its Matching Contributions and/or to terminate the Plan at any time subject to the provisions of ERISA.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENT VALUATION AND INCOME RECOGNITION

The Plan's investments are stated at fair value, except for the Unisys Interest Income Fund which includes investments in guaranteed investment contracts issued principally by insurance companies and financial institutions which are valued at contract value as estimated by the insurance companies. Contract value represents contributions and reinvested income, less any withdrawals plus accrued interest, because these investments have fully benefit responsive features. All participant initiated transactions with the fund are permitted at contract value with no conditions, limits or restrictions. However, withdrawals influenced by Company-initiated events, such as in connection with the sale of a business, may result in a distribution at other than contract value. There are no reserves against contract values for credit risk of contract issuers or otherwise. Contract value of these investment contracts approximates their fair value. The contract balances at December 31, 1999 and 1998 totaled $404.1 million and $414.1 million, respectively. Interest accrued on the contract balances at rates ranging from 4.94% to 8.71% for the year ended December 31, 1999 and from 4.56% to 8.71% for the year ended December 31, 1998. These interest rates are set at the time contract is negotiated and, depending on the terms of the contract, are fixed through the maturity date or are re-set quarterly, semi-annually or annually.

As of December 31, 1999 and 1998, because of the large number of investment contracts with numerous counterparties, the Plan had no significant concentrations of credit risk.

Shares of registered investment companies are valued at quoted market prices which represent net asset values of shares held by the Plan at the end of the period. Shares of Unisys common stock are valued at the closing market price on the last day of the Plan year. Participant loans are valued at the outstanding principal balance, which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is reported on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses from securities sold are reported on an average cost basis.

Investments in Frozen Investment Contracts represent the sum of the value of a restructured investment contract with MBL Life Assurance Company, and remaining cash balance from payments made to the Plan from the Conservation Estate of the Executive Life Insurance Company ("ELIC"). On December 31, 1998, the value of the investment contract with MBL was $2.7 million. On June 30, 1999 the insurance contract with MBL matured and the assets were allocated to the participants' accounts. The value of the payments representing the ELIC contracts approximated $.4 million on December 31, 1999 and 1998.

The Plan has received periodic liquidation payments from the terminated investment contracts, originally with ELIC. Cumulative payments of $164.2 million as of December 31, 1999, have been distributed to or allocated to the accounts of the Plan participants. The remaining cash balance described above at December 31, 1999 represents amounts that are to be distributed to Plan participants who have not yet cashed their distribution checks.

Notwithstanding the payment of the liquidation amounts by the Conservation Estate of ELIC, Plan participants have not fully recovered the principal amount of their investment in the ELIC contracts, nor interest on the principal amounts. Unisys, on behalf of the Plan and Plan participants, has attempted to recover these amounts from state guaranty associations. Unisys has obtained recoveries for Plan participants located in Arizona, Hawaii, North Dakota, Pennsylvania, South Dakota and Wisconsin. The proceeds of the settlements are expected to be allocated to the accounts of those participants in the second quarter of 2000.

Unisys is involved in litigation with state guaranty associations in Minnesota, Nebraska and Washington. The litigation is ongoing and there are no assurances that any recoveries will result from the litigation.

In addition, Unisys has filed claims for recovery with the state guaranty associations in Arkansas, Delaware, Florida, Idaho, Indiana, Iowa, Kansas, Kentucky, Maryland, Mississippi, Missouri, Montana, Nevada, North Carolina, Oklahoma, Rhode Island, Utah, Virginia and West Virginia. The claims have either been denied or have not been answered by the state guaranty associations. Unisys has not yet determined whether it will commence litigation in any of the states.

Unisys has been unable to recover any portion of the unpaid principal amounts (or interest on the principal amounts) in the remaining states and the District of Columbia. Plan participants located in those states and the District of Columbia will not receive any recovery of the unpaid principal or any interest, except as a result of any further payments made by the Conservation Estate of ELIC.

RECLASSIFICATION

Certain amounts in the 1998 financial statements have been reclassified to conform to the 1999 presentation.

3. INVESTMENTS

The Plan's investments at December 31, 1999 and 1998 were held in trusts with Fidelity Management Trust Company, First Union National Bank, and Oriental Bank & Trust (which was added as a trustee in July, 1999), each of which was established for the investment of the Plan's assets.

During 1999 and 1998 the Plan's investments (including investments purchased, sold, as well as held during the year) appreciated
(depreciated) in fair value as follows (in thousands):

                                                1999                   1998
                                            -----------------------------------

  Fidelity Mutual Funds                      $190,468                 $155,843
  Unisys Common Stock Funds                   (13,562)                 264,588
  Unisys Global Performance Equity Fund             -                   29,875
  Unisys U.S. Equity Index Commingled
    Pool Fund                                   6,378                    6,380
  Frozen Investment Contracts                   1,806                       32
                                            -----------------------------------
                                             $185,090                 $456,718
                                            ===================================

Investments that represent 5% or more of fair value of the Plan's assets are as follows:


                                                1999                   1998
                                            -----------------------------------

  *Unisys Stock Fund                         $453,710                 $446,204
  Unisys Interest Income Fund                 404,086                  414,074
  Fidelity Magellan Fund                      460,126                  382,208
  Fidelity Asset Manager Fund                 273,764                  264,888
  Fidelity Asset Manager Growth Fund          311,052                  304,085

*Nonparticipant-directed






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Page 10

3. INVESTMENTS (continued)

The net assets and significant components of the changes in net assets relating to the non-participant-directed investments are as follows:


                                                     December 31
                                              1999                 1998
                                           ---------------------------------
                                                     (In thousands)

Net assets:
  Unisys Stock Fund                           $453,710             $446,204
  Unisys Common Stock Fund                      42,508                    -
  Interest-Bearing Cash                          1,317                    -
  Unisys Interest Income Fund                  404,086              414,074
  Unisys Global Performance Equity Fund              -               51,221
  Frozen Investment Contracts                    2,234                3,088
                                           ---------------------------------
Total                                         $903,855             $914,587
                                           =================================



                                                  Year ended December 31
                                                  1999             1998
                                            --------------------------------
                                                       (In thousands)

Changes in net assets:
  Interest and dividends                      $ 25,542            $ 26,877
  Net appreciation (depreciation) in fair
   value of investments                        (11,783)            294,495
  Contributions                                 19,794              20,036
  Benefit payments                             (60,252)            (51,607)
  Administrative and other expenses                (87)                (69)
  Net transfers                                 16,054              12,776
                                            ---------------------------------
Total                                         $(10,732)           $302,508
                                            =================================


At December 31, 1999 the Plan held 1,330,985 and 14,081,197 shares of Unisys Common Stock in the Unisys Common Stock Fund and Unisys Stock Fund, respectively. At December 31, 1998 the Plan held 1,480,788 and 12,794,579 shares of Unisys Common Stock in the Unisys Global
Performance Equity Fund and Unisys Stock Fund, respectively.





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Page 11

4. TAX STATUS OF THE PLAN

The Plan has received a determination letter from the Internal Revenue Service dated June 24, 1996, stating that the Plan is qualified under
Section 401(a) of the Internal Revenue Code and, therefore, the related trusts are exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trusts are tax-exempt.





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Page 12

                                Supplemental Schedule

                                 Unisys Savings Plan
                               EIN 38-0387840 Plan-004

                                  Schedule H, Line 4i
           Schedule of Assets Held for Investment Purposes at End of Year

                                            December 31, 1999

                                    Description of Investment
                                    Including Maturity Date,
Identity of Issue, Borrower,        Rate of Interest, Par or                               Current
Lessor or Similar Party             Maturity Value                       Cost               Value
----------------------------------------------------------------------------------------------------

*Fidelity Mutual Funds:
  Fidelity Fund                             770,487 shares       $   24,534,706       $   32,830,450
  Puritan Fund                            1,053,936 shares           18,695,463           20,056,407
  Trend Fund                                 62,501 shares            3,642,833            4,482,567
  Ginnie Mae Portfolio Fund                 253,844 shares            2,709,537            2,629,821
  Magellan Fund                           3,367,676 shares          295,363,773          460,125,517
  Contra Fund                             1,987,611 shares           90,399,749          119,296,427
  Equity Income Fund                        337,933 shares           15,798,792           18,072,661
  Growth Company Fund                       537,259 shares           29,537,675           45,290,935
  Investment Grade Bond Fund                909,396 shares            6,608,695            6,265,737
  Growth & Income Portfolio Fund          1,551,546 shares           53,932,142           73,170,887
  Intermediate Bond Fund                    411,114 shares            4,174,525            4,012,476
  Capital & Income Portfolio Fund           737,723 shares            7,261,388            6,853,451
  Value Fund                                477,366 shares           23,253,390           20,913,401
  Mortgage Securities Portfolio Fund        176,171 shares            1,904,812            1,819,846
  Government Securities Fund                846,129 shares            8,310,156            7,911,302
  Retirement Growth Fund                    493,763 shares            9,977,109           12,763,767
  Over-The-Counter Portfolio Fund           410,228 shares           17,311,948           27,883,214
  Overseas Fund                             262,569 shares            8,640,544           12,605,946
  Europe Fund                               293,386 shares            8,547,656           10,993,161
  Pacific Fund                              415,978 shares            7,487,128           11,955,204
  Real Estate Investment Portfolio Fund     229,076 shares            3,792,887            3,367,412
  Balanced Fund                             722,204 shares           10,686,612           11,093,053
  International Growth & Income Fund        301,918 shares            6,149,296            9,087,736
  Capital Appreciation Fund                 351,194 shares            7,224,695           10,490,172
  Conv. Securities Fund                     300,909 shares            5,522,443            7,306,063
  Canada Fund                                32,383 shares              564,052              635,682
  Utilities Fund                            950,668 shares           18,557,891           24,498,705
  Blue Chip Fund                          1,849,969 shares           68,071,449          111,201,652
  Asset Manager Fund                     14,894,654 shares          241,501,203          273,763,749
  Disciplined Equity Fund                   258,546 shares            6,401,861            7,888,241
  Low-Priced Fund                           599,310 shares           13,648,798           13,568,389
  Worldwide Fund                            395,978 shares            5,993,357            7,879,967
  Equity Income II Fund                   2,026,256 shares           48,432,265           55,458,636
  Stock Selector Fund                       412,472 shares           10,202,216           13,199,109
  Asset Manager Growth Fund              15,813,518 shares          254,098,123          311,051,898
  Emerging Markets Fund                     226,960 shares            2,401,925            2,728,064
  Emerging Markets Growth Fund            1,201,334 shares           51,631,159           71,635,569
  Diversified International Fund            596,041 shares           10,137,733           15,270,567
  Asset Manager Income Fund               3,272,360 shares           37,387,872           39,857,341
  Diversified Growth Fund                 1,562,818 shares           39,418,003           45,306,100
  New Markets Income Fund                   204,975 shares            2,308,061            2,275,223
  Export & Multinational Fund               101,193 shares            1,916,096            2,223,206
  Global Balanced Fund                       55,669 shares              826,440            1,124,515
  International Value Fund                   97,119 shares            1,456,552            1,972,482
  Small Capital Stock Fund                  543,149 shares            7,316,512            8,739,268
  Mid-Capital Stock Fund                    186,749 shares            3,376,018            4,084,191
  Large-Capital Stock Fund                  232,577 shares            4,171,072            5,016,690
  Europe Capital Appreciation Stock Fund    160,972 shares            2,959,607            3,454,469
  Latin America Fund                        119,486 shares            1,657,600            1,901,020
  Japan Fund                                747,534 shares           13,478,169           20,392,714
  Southeast Asia Fund                       203,398 shares            2,477,522            3,341,829
  Freedom Income Fund                        50,972 shares              571,538              577,511
  Freedom 2000 Fund                          30,866 shares              384,360              400,953
  Freedom 2010 Fund                          66,190 shares              885,258              984,253
  Freedom 2020 Fund                          57,878 shares              771,906              948,036
  Freedom 2030 Fund                          64,163 shares              956,941            1,083,074
  Target Timeline 2001 Fund                  53,600 shares              504,353              500,089
  Target Timeline 2003 Fund                  48,404 shares              468,220              440,960
  Spartan Total Market Index Fund            77,450 shares            2,650,356            2,953,160
  Spartan Extended Market Index Fund         15,008 shares              435,985              509,659
  Spartan International Market Index Fund    23,761 shares              764,406              895,065
  Short-Term Bond Fund                      250,882 shares            2,209,070            2,132,496
  Global Bond Fund                          206,706 shares            2,076,522            1,792,140
  Fifty Fund                                255,225 shares            5,149,691            5,821,683
  U.S. Bond Index Portfolio Fund          1,278,231 shares           13,617,977           13,025,173
  Institutional Short-Intermed. Gov't.
    Portfolio                               152,671 shares            1,423,859            1,384,721
                                                                  ----------------------------------
Total Fidelity Mutual Funds                                       1,554,729,952        2,023,195,862


*Unisys Common Stock Funds:
  Unisys Common Stock Fund                  460,196 units            12,808,494           42,508,338
  Unisys Stock Fund                       9,138,160 units           269,967,822          453,709,620
  Interest-Bearing Cash                   1,317,094 shares            1,317,094            1,317,094
                                                                  ----------------------------------
Total Unisys Common Stock Funds                                     284,093,410          497,535,052


*Unisys Interest Income Fund                404,086,389 shares      404,086,389          404,086,389


*Fidelity Money Market Funds:
  Retirement Money Market Portfolio Fund    137,710,239 shares      137,710,239          137,710,239
  Retirement Gov't. Money Market
    Portfolio Fund                           30,533,505 shares       30,533,505           30,533,505
  Daily Income Trust Fund                     3,146,818 shares        3,146,818            3,146,818
                                                                  ----------------------------------
Total Fidelity Money Market Funds                                   171,390,562          171,390,562


*Fidelity U.S. Equity Index Commingled
    Pool Fund                                   874,083 units        21,615,326           36,763,928


*Participants' Loans                                                          -           21,674,932
Frozen Investment Contracts                                           2,233,524            2,233,524
                                                                  ----------------------------------
Total                                                            $2,438,149,163       $3,156,880,249
                                                                  ==================================


*Party-In-Interest



                               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-38711 and Form S-8 No. 333-87411) pertaining to the Unisys Savings Plan of Unisys Corporation of our report dated May 17, 2000, with respect to the financial statements and schedule of the Unisys Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


Ernst & Young LLP
Philadelphia, Pennsylvania
June 21, 2000